Execution Original

                                 PROMISSORY NOTE

(ISO Exercise Price Loans or Tax Loans -- Executive Vice Presidents' Version)



$__________                                              _______________, 1999

         FOR VALUE RECEIVED, the undersigned ___________________, an individual residing at _________________________________ (the "Maker"), hereby promises to pay to Vanguard Cellular Systems, Inc., a North Carolina corporation, or its successors and assigns (the "Holder"), the principal sum of ________________________ DOLLARS ($__________) on or prior to: (i) if the proposed merger of the Holder into Winston, Inc. (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of October 2, 1998, as amended (the "Merger Agreement"), among AT&T Corp., Winston, Inc. and the Holder shall have been consummated, the earlier of (x) 6 months and 1 day following the Effective Time (as defined in the Merger Agreement) or (y) October 3, 1999, or
(ii) if the Merger shall not have been consummated, the fifth anniversary of the date hereof (or if such fifth anniversary is not a business day, the next succeeding business day). Interest shall be payable on each anniversary of the date hereof (or if such anniversary is not a business day, the next succeeding business day) until repayment in full of this Note, and on any stated or accelerated maturity of this Note, on the unpaid principal balance from the date of this Note through the payment in full thereof, at a rate of 5.845% per annum, compounded quarterly. All payments hereunder shall be made to the Holder in cash or other immediately available funds, or by check or money order payable to the Holder at Greensboro, North Carolina, or at such other location as the Holder may specify by notice to the Maker.

         The proceeds of the loan hereunder shall be used solely either to pay the exercise price of incentive stock options to purchase Class A Common Stock, par value $0.01 per share, of the Holder (the "Common Stock") held by the Maker or to pay (which payment shall be made by the Company) certain income tax obligations in connection with the exercise of nonqualified options to purchase Common Stock held by the Maker.

         This Note may be prepaid in part or in full at any time without premium or penalty and shall be mandatorily prepayable from and to the extent of certain payments otherwise payable to the Maker in connection with the Merger, as more fully set forth in: (i) Section 2 of that certain Pledge Agreement of even date herewith (the "Pledge Agreement") by Maker in favor of the Holder and (ii) that certain Agreement re Netting of Payments dated ________________ (the "Netting Agreement") between the Maker and the Holder.

         This Note is secured by the Pledge Agreement, by any past or future pledge agreement entered into in connection with loans by the Holder to the Maker relating to option exercises and related tax payments (collectively, the "Pledge Agreements") and by the securities and other collateral pledged thereunder. This Note is entitled to the benefits of the Pledge Agreements and the Netting Agreement.


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         Upon (a) any failure by the Holder to receive any payment of interest within 10 days of when due or principal within 5 days of maturity or any accelerated maturity or (b) any personal bankruptcy filing by or against the Maker or (c) any representation or warranty of the Maker in the Pledge Agreements proving false in any material respect on the date as of which it was made or (d) any other violation of the Maker's agreements contained in the Pledge Agreements or the Netting Agreement, the Holder: (i) may proceed to protect and enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceeding, (ii) may, by notice in writing to the Maker (or his estate, if deceased), declare all or any part of the unpaid balance of this Note to be immediately due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby waived (provided that, in the event of the Maker's bankruptcy, the unpaid balance of this Note shall automatically become due and payable), (iii) may proceed to enforce payment of this Note in such manner as the Holder may elect, including realization upon any and all rights in the security granted pursuant to the Pledge Agreements and the Netting Agreement and (iv) may offset and apply toward the payment of this Note any indebtedness from the Holder to the Maker, regardless of the adequacy of any security for this Note.

         If this Note is referred to an attorney for collection, the Maker agrees to pay the Holder's reasonable attorneys' fees and expenses (which fees shall be determined in accordance with the normal hourly rates of such attorneys and not as a percentage of the indebtedness hereunder) in addition to all other sums owed hereon.

         The Maker waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Holder in the enforcement of its rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense or setoff or right of setoff of any kind (other than indefeasible payment in full) which he may now of hereafter have with respect to his liability under this Note.

         No course of dealing between the Maker and the Holder shall operate as a waiver of any of the Holder's rights under this Note. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver shall be binding unless in writing and signed by the Holder.


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         This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws provisions) of the State of North
Carolina.

         IN WITNESS WHEREOF, the undersigned has executed this instrument of indebtedness effective the day and year first above written.




                                        Name of Maker: _____________________




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